JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
9175 East Kenyon Ave, Suite 100
Denver, CO 80237
303-796-0099

CONSENT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 Amendment No. 4 of our report dated December 28, 2007, relating to the consolidated financial statements of XSUNX, Inc, (formerly Sun River Mining, Inc.) (A Development Stage Company) for the years ended September 30, 2005, 2006, 2007, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Jaspers + Hall, P.C.

Denver, Colorado
April 8, 2008